Exhibit 11

		COMSAT CORPORATION AND SUBSIDIARIES
		 Computation of Earnings Per Share
	     (In thousands, except per share amounts)


					     Quarter Ended March 31,
					       1995          1994
					     ----------------------
PRIMARY
- -------
Earnings                                   $   14,573     $   20,181
					   ==========     ==========
Shares:
  Weighted average number of common
    shares outstanding                         46,989         46,408
  Add shares issuable from assumed
    exercise of options                           668            809
					   ----------     ----------
  Weighted average shares                      47,657         47,217
					   ==========     ==========

Primary earnings per share                 $     0.31     $     0.43
					   ==========     ==========
ASSUMING FULL DILUTION
- ----------------------
Earnings                                   $   14,573     $   20,181
					   ==========     ==========
Shares:
  Weighted average number of common
    shares outstanding                         46,989         46,408
  Add shares issuable from assumed
    exercise of options                           668            821
					   ----------     ----------
  Weighted average shares                      47,657         47,229
					   ==========     ==========
Fully diluted earnings per share           $     0.31     $     0.43
					   ==========     ==========

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